UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

Weatherford International plc

(Exact name of registrant as specified in its charter)

____________________________________

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 6.500% Senior Secured First Lien Notes due 2028

On September 30, 2021 (the “Effective Date”), Weatherford International Ltd. (the “Issuer”) a subsidiary of Weatherford International plc (the “Company” or “Weatherford”), completed its previously announced offering (the “Offering”) of $500,000,000 aggregate principal amount of 6.500% Senior Secured First Lien Notes due 2028 (the “Notes”). As a result, the condition to the previously announced full redemption of the Issuer’s 8.75% Senior Secured First Lien Notes due 2024 (the “2024 Secured Notes”) and partial redemption of the Issuer’s 11% Senior Notes due 2024 (the “Unsecured Notes”) was satisfied. Following the closing of the Offering, the Issuer used the net proceeds from the Offering and cash on hand to redeem all of its outstanding 2024 Secured Notes and pay related fees and expenses.

The Notes were issued by the Issuer pursuant to an indenture, dated September 30, 2021 (the “Indenture”), between the Issuer, the Company, the other guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent. The Notes are fully and unconditionally guaranteed on a senior secured basis by the Company’s material domestic subsidiaries, certain material foreign subsidiaries, and in the future by other subsidiaries that guarantee its obligations under the Company’s senior secured LC Credit Agreement with the lenders party thereto and Deutsche Bank Trust Company Americas as administrative Agent (the “LC Credit Agreement”) or other material indebtedness. The Notes and the related guarantees are secured by substantially all of the assets and properties of the Issuer, the Company and the other guarantors (on an effectively first-priority basis with respect to the priority collateral for the Notes, and on an effectively second-priority basis with respect to the priority collateral for the LC Credit Agreement, in each case, subject to permitted liens). The following is a brief description of the material provisions of the Indenture and the Notes.

The Notes will mature on September 15, 2028. Interest on the Notes will accrue at the rate of 6.500% per annum and will be payable semiannually in arrears on March 15 and September 15, commencing on March 15, 2022.

Optional Redemption.

At any time prior to September 15, 2024, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) the “make-whole” premium at the redemption date, plus (iii) accrued and unpaid interest, if any, to the redemption date (subject to the right of the noteholders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). On and after September 15, 2024, the Company may redeem all or part of the Notes at redemption prices (expressed as percentages of the principal amount redeemed) equal to (i) 103.250% for the twelve-month period beginning on September 15, 2024; (ii) 101.625% for the twelve-month period beginning on September 15, 2025; and (iii) 100.000% for the twelve-month period beginning September 15, 2026 and at any time thereafter, plus accrued and unpaid interest to the redemption date (subject to the right of the noteholders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The Issuer may redeem up to 35% of the aggregate principal amount of the Notes at any time prior to September 15, 2024 with an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 106.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date, provided, however, that at least 50.0% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) must remain outstanding after each such redemption.

During each twelve (12) month period commencing on September 30, 2021 and ending on September 15, 2024, but only if at each such time the Issuer shall have either redeemed or otherwise refinanced with refinancing indebtedness permitted under the Indenture all of its Unsecured Notes, the Issuer may on one or more occasions redeem in the aggregate up to 10% of the original aggregate principal amount of the Notes at a redemption price (expressed as a percentage of principal amount thereof) of 103.000%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders to receive interest due on an interest payment date that is on or prior to the applicable redemption date).

Change of Control.

If a change of control (as defined in the Indenture) occurs, holders of the Notes will have the right to require the Company to repurchase all or any part of their Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

Certain Covenants.

The Indenture governing the Notes contains covenants that limit, among other things, the Company’s ability and the ability of its subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or distributions on capital stock or redeem or repurchase capital stock or purchase, redeem or otherwise acquire for value any unsecured indebtedness (including the Unsecured Notes), junior lien indebtedness or payment subordinated indebtedness; make investments; sell stock of its subsidiaries; transfer or sell assets; create liens; enter into transactions with affiliates; and enter into mergers or consolidations. These covenants are subject to a number of important limitations and exceptions.

Events of Default.

The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes to be declared due and payable immediately. The Indenture provides that, if at the time of an acceleration of the Notes any premium would be due upon an optional redemption of the Notes at that time, the same premium will be due upon the acceleration of the Notes. If an event of default with respect to the Notes occurs and is continuing, the trustee or holders of at least 25% in principal amount of the Notes may declare the principal and the accrued and unpaid interest, if any, due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On September 30, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated September 30, 2021, by and among Weatherford International Ltd., as issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.
4.2	Form of Note (included in Exhibit 4.1).
99.1	Press Release issued by Weatherford International plc on September 30, 2021, relating to closing of the offering.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2021

Weatherford International plc

By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer